UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

INDIGO-ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1009 Philadelphia Avenue, Point Pleasant, New Jersey 08742

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 990-3387

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 1.03 Bankruptcy or Receivership.

On November 1, 2012, the Superior Court of the State of New Jersey, Chancery Division-General Equity, for the County of Essex, issued an order in the matter of Jeffrey S. Chiesa, Attorney General of New Jersey on behalf of Abbe R. Tiger, Chief ofthe New Jersey Bureau of Securities, v. Everett Charles Ford Miller, et al and Carr Miller Care Limited Liability Company, et al. appointing Richard W. Barry as receiver for Indigo-Energy, Inc. A copy of such order is attached hereto as Exhibit 99.1. The receiver appointed pursuant to such order assumed jurisdiction and control over the assets and operations of Indigo-Energy, Inc. as of November 1, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers:

Effective as of December 10, 2012, Steven P. Durdin resigned as President and CEO and as a Director of Indigo-Energy, Inc. unrelated to the circumstances described in paragraph (a) of Item 5.02.  Steven P. Durdin provided Indigo-Energy, Inc. with a written notice of his resignation on December 10, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1   Order Appointing Richard W. Barry as a receiver for Indigo-Energy, Inc.

SIGNATURES

Pursuant to the requirements ofthe Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2013

INDIGO-ENERGY, INC.

(Registrant)

By: /s/ Richard W. Barry

Name: Richard W. Barry

Title: Court Appointed Receiver